EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-252931) and related Prospectus of Cassava Sciences, Inc.,
2)	Registration Statement (Form S-3 No. 333-237452) and related Prospectus of Cassava Sciences, Inc.,
3)	Registration Statement (Form S-8 No. 333-168390) pertaining to the 2000 Employee Stock Purchase Plan of Registrant,
4)	Registration Statement (Form S-1 No. 333-228883) and related Prospectus of Registrant,
5)	Registration Statement (Form S-8 No. 333-225708) pertaining to the 2018 Omnibus Incentive Plan of Registrant, and
6)	Registration Statement (Form S-8 No. 333-147336) pertaining to the 2000 Employee Stock Purchase Plan of Registrant;

of our report dated March 23, 2021, with respect to the financial statements of Cassava Sciences, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/Ernst &Young LLP

Austin, Texas

March 23, 2021